EX99.1

For further information
GROWMARK contact: Sabrina Burkiewicz 309-557-6184 sburkiewicz@GROWMARK.com	CHS contact: Krysta Larson 952-270-7148 Krysta.Larson@chsinc.com
GROWMARK and CHS enter into exploratory process to discover opportunities to best serve customers and owners

Cooperatives anticipate emerging from conversations with an increased focus on collaboration to better serve customers and owners

BLOOMINGTON, Ill. & ST. PAUL, Minn. (Jan. 12, 2024) — Today, the GROWMARK and CHS Boards of Directors are pleased to announce that they have jointly agreed to conduct an exploratory process over the coming months to identify opportunities for the two cooperatives to further collaborate to better serve owners, customers and the cooperative system into the future.

The two farmer-owned cooperatives have had a long-standing relationship. Teams from GROWMARK and CHS have collaborated on strategic projects in ways that benefit their farmer-owners, cooperative-owners and customers.

CHS and GROWMARK are currently collaborating to improve agriculture, invest in technology and bring new solutions to customers. In 2021, the two cooperatives formed Cooperative Ventures, a venture capital fund focused on supporting advancements in breakthrough technologies for the agriculture industry.

“Continuing our long history of adding value to our members and customers, while ensuring a strong and vibrant cooperative system for the future, is critical to the GROWMARK System,” said GROWMARK CEO Mark Orr. “Our partnership with CHS in Cooperative Ventures is a great example of cooperation amongst cooperatives that benefits the shareholders of both companies.”

“We believe that by working together we can better serve our farmer- and cooperative-owners. Ultimately, we aim to better meet customer demand for our owners’ products around the world and increase the value of the cooperative system,” said Jay Debertin, president and CEO of CHS.

While the outcome of the exploratory process is not yet known, both GROWMARK and CHS anticipate emerging with an even stronger relationship focused on improving customer outcomes and strengthening agriculture for farmer- and cooperative-owners.

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About GROWMARK
GROWMARK (www.growmark.com) is an agricultural cooperative serving almost 400,000 customers across North America, providing agronomy, energy, facility engineering and construction, and logistics products and services, as well as grain marketing and risk management services. Headquartered in Bloomington, Illinois, GROWMARK owns the FS trademark, which is used by member cooperatives.

About CHS Inc.
CHS Inc. (www.chsinc.com) creates connections to empower agriculture. As a leading global agribusiness and the largest farmer-owned cooperative in the United States, CHS serves customers in 65 countries and employs nearly 10,000 people worldwide. We provide critical crop inputs, market access and risk management services that help farmers feed the world. Our diversified agronomy, grains, foods and energy businesses recorded revenues of $45.6 billion in fiscal year 2023. We advance sustainability through our commitment to being stewards of the environment, building economic viability and strengthening community and employee well-being.

This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control, including CHS’ ability to identify opportunities to collaborate with GROWMARK on strategic projects and whether such projects ultimately benefit both farmer-owners and customers across both cooperatives. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2023. These factors may include: changes in commodity prices; the impact of government policies, mandates, regulations and trade agreements; global and regional political, economic, legal and other risks of doing business globally; the ongoing war between Russia and Ukraine; the escalation of conflict in the Middle East; the impact of inflation; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments, including COVID-19; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance by contractual counterparties; changes in federal income tax laws or our tax status; the impact of compliance or noncompliance with applicable laws and regulations; the impact of any governmental investigations; the impact of environmental liabilities and litigation; actual or perceived quality, safety or health risks associated with our products; the impact of seasonality; the effectiveness of our risk management strategies; business interruptions, casualty losses and supply chain issues; the impact of workforce factors; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; technological improvements that decrease the demand for our agronomy and energy products; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; security breaches or other disruptions to our information technology systems or assets; the impact of our environmental, social and governance practices, including failures or delays in achieving our strategies or expectations related to climate change or other environmental matters; the impairment of long-lived assets; the impact of bank failures; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.